Exhibit 99.1

Epiphany Announces First Quarter Results

SAN MATEO, Calif. – April 21, 2005 – Epiphany, Inc. (Nasdaq:EPNY) today announced results for the quarter ended March 31, 2005.

For the quarter ended March 31, 2005, the company reported revenues of $16.2 million, compared to revenues of $20.2 million in the first quarter of 2004. First quarter license revenues were $4.3 million, service revenues were $4.2 million and maintenance revenues were $7.7 million, representing 26%, 26% and 48% of total revenues, respectively. Net loss under generally accepted accounting principles (“GAAP”) for the quarter was $6.4 million, or $(0.08) per share, compared to net loss under GAAP of $4.2 million, or $(0.06) per share for the first quarter of 2004. Excluding the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs, on a non-GAAP basis, net loss for the quarter was $6.1 million, or $(0.08) per share, compared to non-GAAP net loss of $2.9 million, or $(0.04) per share, for the first quarter of 2004.

“Epiphany’s strategy is to focus the company around our core competitive advantage – helping large consumer-oriented enterprises generate organic growth through intelligent interactions. During a seasonally challenging first quarter where we were also focused on redirecting sales and marketing activities toward this strategy, I am pleased that our results were within our financial guidance and we maintained our strong cash and investment balance of approximately $250 million,” says Karen Richardson, chief executive officer.

Second quarter outlook

For the quarter ending June 30, 2005, Epiphany currently expects total revenue to range between $15.5 million and $18.0 million, with license revenue ranging between $4 million and $6 million. Net loss per share on a GAAP basis for the second quarter is expected to range between $(0.12) and $(0.14), of which approximately ($0.05) will result from restructuring charges of up to $4 million.

About Epiphany

Epiphany® provides CRM software solutions that increase profitability at the largest consumer-oriented companies by making every customer interaction intelligent. With over 475 customers – including nearly 35 percent of the Fortune 100 – Epiphany powers deep customer insights and optimizes each relationship from both a revenue generation and customer retention viewpoint. Built on the industry’s most advanced, service-oriented architecture, Epiphany software solutions address problems that span business silos, departmental functions and geographic locations, and result in rapid, measurable ROI. With a suite of blended marketing, sales and service solutions, Epiphany enables global organizations to align touch points, processes and technologies around the most valuable enterprise asset – the customer. With worldwide headquarters in San Mateo, CA, Epiphany serves customers in more than 40 countries worldwide. For more information please visit www.epiphany.com.

This press release contains forward-looking statements relating to Epiphany’s future strategy and business focus, and second quarter total revenue, license revenue, restructuring charges, and earnings per share. Actual results could differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include the degree of interest in and acceptance of Epiphany’s products, increases in the length of Epiphany’s sales cycles, our ability to close large deals within the quarter we have projected such deals to close, reduced IT spending by customers and potential customers, the introduction of new products and services by competitors and intense competition generally, general and industry-specific economic conditions and stock market conditions. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our prior press releases. Epiphany assumes no duty to update forward-looking statements.

This press release includes certain non-GAAP financial measures, including non-GAAP net loss and net loss per share amounts, that exclude the amortization of purchased technology and intangibles, stock-based compensation and restructuring costs. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Epiphany’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the Company’s business operations. These measures also facilitate management’s internal comparisons to our historical operating results and to our competitors’ operating results, operational forecasting and budgeting. Epiphany has reported similar non-GAAP financial measures to our investors in the past and believes that the inclusion of comparative numbers at this time provides consistency in our financial reporting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Investor Contact:

Todd Friedman, The Blueshirt Group, 415-217-5869, todd@blueshirtgroup.com

Media Contact:

Gordon Evans, Epiphany, 650-356-3842, gevans@epiphany.com

(tables to follow)

EPIPHANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004
Revenues:
Product license	$4,292	$7,106
Services	4,199	5,535
Maintenance	7,736	7,588

Total revenues	16,227	20,229

Cost of revenues:
Product license	366	415
Services	3,951	4,498
Maintenance	1,436	1,276
Amortization of purchased technology	—	679

Total cost of revenues	5,753	6,868

Gross profit	10,474	13,361

Operating expenses:
Research and development	6,630	6,673
Sales and marketing	7,337	8,431
General and administrative	4,078	2,705
Restructuring costs	237	636
Stock-based compensation	77	—

Total operating expenses	18,359	18,445

Operating loss	(7,885)	(5,084)
Other income, net	1,473	928

Net income (loss) before provision for taxes	(6,412)	(4,156)
Provision for taxes	9	46

Net income (loss)	$(6,421)	$(4,202)

Diluted net income (loss) per share	$(0.08)	$(0.06)

Basic net income (loss) per share	$(0.08)	$(0.06)

Shares used in computing basic and diluted net income (loss) per share	76,654	74,982

EPIPHANY, INC.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004
GAAP net income (loss)	$(6,421)	$(4,202)
Less: Amortization of purchased technology	—	679
Less: Restructuring costs	237	636
Less: Stock-based compensation	77	—

Non-GAAP net income (loss) (excluding restructuring costs and specified non-cash items)	$(6,107)	$(2,887)

Diluted non-GAAP net income (loss) per share	$(0.08)	$(0.04)

Basic non-GAAP net income (loss) per share	$(0.08)	$(0.04)

Shares used in computing basic and diluted non-GAAP net income (loss) per share	76,654	74,982

EPIPHANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$21,511	$18,080
Short-term investments	138,785	131,090
Accounts receivable, net	6,332	11,677
Prepaid expenses and other assets	4,534	4,849
Short-term restricted cash & investments	542	266

Total current assets	171,704	165,962

Long-term investments	84,238	96,404
Long-term restricted cash & investments	5,156	5,432
Property and equipment, net	4,081	4,621
Goodwill, net	81,499	81,499
Other assets	251	301

	$346,929	$354,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$225	$1,194
Accrued liabilities	6,879	7,186
Accrued compensation	5,775	5,850
Current portion of restructuring costs	4,790	5,532
Deferred revenue	16,653	14,011

Total current liabilities	34,322	33,773
Restructuring costs, net of current portion	15,111	15,904
Other long-term liabilities	232	232

Total liabilities	49,665	49,909

Stockholders’ equity:
Common stock	7	7
Additional paid-in capital	3,831,674	3,831,571
Deferred Compensation	(1,089)	(1,166)
Accumulated and other comprehensive loss	(3,035)	(2,230)
Accumulated deficit	(3,530,293)	(3,523,872)

Total stockholders’ equity	297,264	304,310

	$346,929	$354,219

EPIPHANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

unaudited)

	Three Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(6,421)	$(4,202)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	832	1,176
Loss on disposal of property and equipment	—	66
Stock-based compensation	77	—
Amortization of purchased technology and purchased intangibles	—	679
Changes in operating assets and liabilities:
Accounts receivable	5,345	2,860
Prepaid expenses and other assets	365	559
Accounts payable	(969)	(191)
Accrued liabilities and compensation	(382)	(3,270)
Restructuring costs	(1,535)	(1,272)
Deferred revenue	2,642	(1,217)

Net cash used in operating activities	(46)	(4,812)

Cash flows from investing activities:
Purchases of property and equipment	(292)	(278)
Proceeds from maturities of investments	80,117	110,971
Purchases of investments	(76,357)	(105,711)

Net cash provided by investing activities	3,468	4,982

Cash flows from financing activities:
Proceeds from sale of common stock, net of repurchases	103	2,822

Net cash provided by financing activities	103	2,822

Effect of foreign exchange rates on cash and cash equivalents	(94)	(183)

Net increase in cash and cash equivalents	3,431	2,809
Cash and cash equivalents at beginning of period	18,080	30,468

Cash and cash equivalents at end of period	$21,511	$33,277